SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

December 10, 2004

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 2000 Denver, Colorado	80202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code (303) 389-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2004, the Compensation Committee of the Board of Directors of Patina Oil & Gas Corporation finalized the documentation relating to and formally approved the Long Term Incentive Program for Thomas J. Edelman, the Chief Executive Officer of the Company. The Compensation Committee’s intention to adopt the Long Term Incentive Program was previously disclosed in the Company’s proxy statement for the 2004 annual meeting of stockholders filed with the SEC on April 19, 2004. The implementation of the Long Term Incentive Program was an element of the Chief Executive Officer’s 2003 year-end compensation award approved by the Compensation Committee. The Long Term Incentive Program provides for a $1.5 million award earned by the Chief Executive Officer over a period of three years beginning January 1, 2004 based upon certain performance criteria and subject to acceleration of payment under certain circumstances described in the program.

The Long Term Incentive Program for Chief Executive Officer is attached to this Form 8-K as Exhibit 10.1. The narrative description of the document set forth above is qualified in its entirety by the terms and provisions of the document filed as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder
Executive Vice President and
Chief Financial Officer

Date: December 16, 2004

Exhibit Index

Exhibit Number	Description
10.1	Patina Oil & Gas Corporation Long Term Incentive Program for Chief Executive Officer